+As filed with the Securities and Exchange Commission on August 30, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BLINK CHARGING CO.

(Exact name of registrant as specified in its charter)

Nevada	03-0608147
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

407 Lincoln Road, Suite 704

Miami Beach, Florida 33139-3024

(305) 521-0200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael D. Farkas

Chairman and Chief Executive Officer

Blink Charging Co.

407 Lincoln Road, Suite 704

Miami Beach, Florida 33139-3024

(305) 521-0200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Spencer G. Feldman, Esq.

Olshan Frome Wolosky LLP

1325 Avenue of the Americas, 15th Floor

New York, New York 10019

Telephone: (212) 451-2300

Facsimile: (212) 451-2222

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [X]	Smaller reporting company [X] Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)(3)	Proposed maximum offering price per unit(1)(2)	Proposed maximum aggregate offering price(1)(3)	Amount of registration fee(3)
Common Stock, par value $0.001 per share	—	—	—	—
Preferred Stock, par value $0.001 per share	—	—	—	—
Warrants	—	—	—	—
Rights	—	—	—	—
Units (4)	—	—	—	—
Total	—	—	$100,000,000	$12,120.00

(1)	There are being registered, pursuant to this registration statement, such indeterminate number of shares of common stock, par value $0.001 per share, and preferred stock, par value $0.001 per share, and such indeterminate amount of warrants, rights and units as may be offered at various times and at indeterminate prices, pursuant to the prospectus contained in the registration statement, with an aggregate initial offering price not to exceed $100,000,000. There are also being registered hereunder an indeterminate amount or number of shares of the securities as may be issuable upon conversion or exchange of preferred stock, warrants, rights or units or pursuant to anti-dilution provisions thereof. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock and preferred stock being registered hereunder include such indeterminate number of additional shares of common stock and preferred stock as may be offered with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)	Pursuant to Rule 457(o) and Form S-3 General Instruction II.D., which permit the registration fee to be calculated on the basis of the maximum offering price of all securities listed, the table does not specify information as to the amount or proposed maximum aggregate offering price per unit of the securities to be registered.

(4)	Each unit will represent an interest in other securities registered hereunder, which may or may not be separable from one another.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. No securities may be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, dated August 30, 2019

Blink Charging Co.

$100,000,000

Common Stock Preferred Stock Warrants Rights Units

We may offer from time to time:

●	shares of our common stock, par value $0.001 per share;
●	shares of our preferred stock, par value $0.001 per share;
●	warrants to purchase any of the other securities that may be sold under this prospectus;
●	rights to purchase any of the other securities that may be sold under this prospectus; and
●	units comprised of the foregoing securities in any combination.

By means of this prospectus, we are offering $100,000,000 of securities pursuant to General Instruction I.B.6 of Form S-3. As of August 29, 2019, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was $60,016,096, which was calculated based on 19,742,137 shares of outstanding common stock held by non-affiliates and on a price per share of $3.04, the closing price of our common stock on July 31, 2019. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12-calendar months prior to and including the date of this prospectus.

The securities we offer will have an aggregate public offering price of up to $100,000,000. We will provide specific terms of any offering, including the price of the securities to the public, in supplements to this prospectus. These securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any applicable prospectus supplement and free writing prospectus carefully before you invest in our securities.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities will be set forth in the applicable prospectus supplement. The prospectus supplement will also contain more specific information about the offering.

Our shares of common stock and warrants trade on the Nasdaq Capital Market under the symbols BLNK and BLNKW, respectively. On August 29, 2019, the last reported sale prices of our common stock and warrants were $2.57 and $0.40, respectively.

INVESTING IN OUR SECURITIES INVOLVES RISKS.
SEE “RISK FACTORS” BEGINNING ON PAGE 2 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2019

In this prospectus, except as otherwise indicated, the words “Blink,” “Blink Charging” or the “Registrant” refer to Blink Charging Co. and the words “company,” “we,” “us,” “our” and “ours” refer to Blink Charging Co. together with its consolidated subsidiaries. In this prospectus, references to “common stock,” “preferred stock,” “warrants,” “rights” and “units” are to the common stock and preferred stock of Blink Charging, and warrants, rights or units issued by Blink Charging.

You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any person to provide you with information that differs from what is contained or incorporated by reference in this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer or solicitation in any jurisdiction where offers or sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, even though this prospectus may be delivered or shares may be sold under this prospectus on a later date. Our business, financial condition, results of operation and prospects may have changed since those dates.

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About This Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, we may from time to time, offer and sell to the public any or all of the securities in the registration statement in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time securities are offered, we will provide a prospectus supplement that will describe the specific amounts, prices, and terms of the securities we offer. The prospectus supplement will contain more specific information about the offering. The prospectus supplement also may add, update, or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. If there is any inconsistency between the information in this prospectus and the information in the accompanying prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under the section entitled “Incorporation of Documents by Reference.”

We may sell the securities to or through underwriters, dealers, or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. A prospectus supplement, which we will provide each time securities are offered, will provide the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission, or discount arrangements with them.

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Blink Charging Co.

Overview of our Company

Blink Charging Co., through its wholly-owned subsidiaries, is a leading owner, operator and provider of electric vehicle (“EV”) charging equipment and networked EV charging services. We offer both residential and commercial EV charging equipment, enabling EV drivers to easily recharge at various location types. Our principal line of business is owning and operating publicly available EV charging stations. We also sell products and services including our Blink EV charging network services (the “Blink Network”), Blink EV charging equipment, also known as electric vehicle supply equipment (“EVSE”), and EV-related services.

We are a leading owner and operator of EV charging stations in the United States based on the steadily growing number of EV charging stations that we own and operate. The deployment locations for EV charging stations under our Blink owned model are chosen based on our management’s analysis of (i) areas where there is the greatest need for EV charging and (ii) areas where federal, state or local government grants or rebates are available for such deployments. The Blink owned model brings meaningful revenue to our company through the sale of electricity to our EV charging customers.

Our Blink Network is a proprietary cloud-based software that operates, maintains and tracks the Blink EV charging stations and their associated charging data. The Blink Network provides property owners, managers and parking companies (“Property Partners”) with cloud-based services that enable the remote monitoring and management of EV charging stations and payment processing, and provides EV drivers with vital station information including station location, availability and applicable fees. We offer our Property Partners a range of deployment business models for EV charging equipment and services that generally fall into one of the three deployment models below.

● In our comprehensive turnkey deployment model, we own and operate the EV charging station, undertake and manage the installation, maintenance and related services, and we keep substantially all of the EV charging revenue.

● In our hybrid deployment model, the Property Partner shares in the deployment costs, while we provide the charging equipment, operate and manage the EV charging station. As a result, we share a greater portion of the EV charging revenue with the Property Partner.

● In our host-owned deployment model, the Property Partner purchases, owns and manages the Blink EV charging station and incurs the installation costs of the equipment, while we provide site recommendations, connectivity to the Blink Network and optional maintenance services, and the Property Partner keeps substantially all of the EV charging revenue. We receive processing fees and recurring monthly connectivity fees from the Property Partner.

We are dedicated to slowing climate change by reducing greenhouse gas emissions caused by transportation. We have strategic partnerships across numerous transit/destination locations, including airports, auto dealers, healthcare/medical, hotels, mixed-use, municipal locations, multifamily residential and condos, parks and recreation areas, parking lots, religious institutions, restaurants, retailers, schools and universities, stadiums, supermarkets, transportation hubs and workplace locations.

Through June 30, 2019, we had approximately 14,687 charging stations deployed, of which 4,991 units were Level 2 commercial charging units, 97 units were DC Fast Charging EV chargers and 1,617 units were residential charging units in service on the Blink Network. Additionally, as of June 30, 2019, we had approximately 403 Level 2 commercial charging units deployed on other networks and 7,579 non-networked, residential Blink EV charging stations. The non-networked, residential Blink EV charging stations are all owned by Property Partners.

On February 16, 2018, we completed our underwritten initial public offering of an aggregate 4,353,000 shares of common stock and warrants to purchase 8,706,000 shares of common stock at a combined public offering price of $4.25 per unit comprised of one share and two warrants. The public offering resulted in approximately $18.5 million of gross proceeds and approximately $14.9 million of net proceeds. Our shares of common stock and warrants were approved to list on the Nasdaq Capital Market under the symbols BLNK and BLNKW, respectively, and began trading on February 14, 2018.

We were incorporated in Nevada in April 1998. Our principal executive offices are located at 407 Lincoln Road, Suite 704, Miami Beach, Florida 33139-3024, and our telephone number is (305) 521-0200. We maintain a website at www.BlinkCharging.com. We make our periodic and current reports that are filed with the SEC available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus or any accompanying prospectus supplement.

Risk Factors

Investing in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2018 and Part II, Item 1A, “Risk Factors” in our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2019 and June 30, 2019, which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, provide a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies. Some of the statements in this document and any documents incorporated by reference constitute “forward-looking statements” within the meaning of Section 21E of the Exchange Act. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our businesses or our industries’ actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. Such statements include statements about delays in product development and deployment, market acceptance of our electric vehicle charging products and related services, technological change in the electric vehicle charging equipment industry, competition in electric vehicle markets generally in the United States and abroad, results and costs associated with governmental investigations and litigation, intellectual property issues, and other aspects of our business identified in this prospectus, as well as other reports that we file from time to time with the SEC. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “tends,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of those terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially because of market conditions in our industries or other factors that are in some cases beyond our control. All of the forward-looking statements are subject to risks and uncertainties. The forward-looking statements are made as of the date of this prospectus or the date of the documents incorporated by reference in this prospectus, as the case may be, and except as required by law, we do not undertake, and specifically decline, any obligation to update any of these statements or to publicly announce the results of any revisions to these statements to reflect future events or developments. Various factors, including but not limited to the risk factors described in the “Risk Factors” section of this prospectus and elsewhere herein, could cause actual results to differ from those implied by the forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements.

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Ratio of Earnings to Fixed Charges

If we offer preference equity securities under this prospectus, then we will, at that time, provide a ratio of earnings to fixed charges and/or ratio of combined fixed charges and preference dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

Use of Proceeds

Unless otherwise indicated in any applicable prospectus supplement, the net proceeds from any sale of securities by us will be used to supplement our operating cash flows to fund EV charging station deployment and our acquisition growth plan. We currently have no commitments or agreements with respect to any acquisitions. We also plan to utilize a smaller portion of the proceeds from any sale of securities by us to repay or reduce certain of our outstanding indebtedness, and use any remaining proceeds we receive for working capital and other corporate purposes. If we decide to use the net proceeds from a particular offering of securities for a specific purpose other than as set forth above, we will describe that in the related prospectus supplement.

General Description of Securities That We May Sell

We may offer and sell, at any time and from time to time:

●	shares of our common stock, par value $0.001 per share;

●	shares of our preferred stock, par value $0.001 per share;

●	warrants to purchase any of the other securities that may be sold under this prospectus;

●	rights to purchase any of the other securities that may be sold under this prospectus; and

●	units comprised of the foregoing securities in any combination.

The terms of any securities offered will be determined at the time of sale. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

Description of COMMON STOCK AND PREFERRED Stock AND CERTAIN OTHER

OUTSTANDING SECURITIES

The following is a summary of the rights and preferences of our common stock and preferred stock and certain other outstanding securities convertible or exercisable into our common stock. While we believe that the following description covers the material terms of our capital stock and other securities, the description may not contain all of the information that is important to you and is subject to and qualified in its entirety by our articles of incorporation, bylaws and the other agreements and instruments described below, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable Nevada corporate law. We encourage you to read carefully this entire prospectus, our articles of incorporation, bylaws and the other agreements and instruments described below for a more complete understanding of our capital stock.

General

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share, and 40,000,000 shares of preferred stock, par value $0.001 per share, of which 20,000,000 shares are designated as series A preferred stock, 10,000,000 shares are designated as series B preferred stock, 250,000 shares are designated as series C preferred stock, 13,000 shares are designated as series D preferred stock, and 9,737,000 shares are undesignated shares of preferred stock. As of August 29, 2019, 26,241,434 shares of common stock were issued and outstanding and 5,125 shares of series D preferred stock (convertible into 1,642,628 shares of common stock) were issued and outstanding.

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In addition, as of August 29, 2019, there were an aggregate of 128,008 shares of our common stock issuable upon exercise of outstanding stock options and 6,835,811 shares of our common stock issuable upon exercise of outstanding warrants.

Common Stock

Dividend Rights. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock may, pursuant to Article VI of our bylaws, receive dividends out of funds legally available if our board, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board may determine. We have not paid any dividends on our common stock and do not contemplate doing so in the foreseeable future.

Voting Rights. In accordance with Nevada Revised Statutes Section 78.350, holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our articles of incorporation.

No Preemptive or Similar Rights. In accordance with Nevada Revised Statutes Section 78.267, our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distribution. In accordance with Nevada Revised Statutes Sections 78.565 to 78.620, if we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable among the holders of our common stock and our participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences on any outstanding shares of preferred stock.

Fully Paid and Non-Assessable. In accordance with NRS Sections 78.195 and 78.211 and the assessment of our board, all of the outstanding shares of our common stock are, and the shares of our common stock to be issued pursuant to this offering will be, fully paid and nonassessable.

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Nasdaq Capital Market. Our shares of common stock trade on the Nasdaq Capital Market under the symbol BLNK.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Worldwide Stock Transfer, LLC, Hackensack, New Jersey.

Preferred Stock

We are authorized to issue 40,000,000 shares of preferred stock, par value $0.001 per share. Pursuant to our articles of incorporation, our board is authorized to authorize and issue preferred stock and to fix the designations, preferences and rights of the preferred stock pursuant to a board resolution. Our board may designate the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms and the number of shares constituting any series or the designation of any series.

The issuance of preferred stock could have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying, deterring or preventing a change in control. Such issuance could have the effect of decreasing the market price of our common stock. We will describe the particular terms of any preferred stock in more detail in the applicable prospectus supplement.

Series D Preferred Stock

The following is a summary of the material terms of the series D convertible preferred stock, par value $.001 per share. This summary is not complete. The following summary of the terms and provisions of the series D preferred stock is qualified in its entirety by reference to the series D preferred stock certificate of designations, the form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

General. Our board of directors has authorized the designation of up to 13,000 shares of the 40,000,000 authorized shares of preferred stock as series D preferred stock. Each share of series D preferred stock has a stated value of $1,000 per share.

Conversion. Each share of series D preferred stock is convertible into 320.51 shares of our common stock (subject to adjustment as provided in the certificate of designations) at any time at the option of the holder. Holders of series D preferred stock are prohibited from converting series D preferred stock into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 9.99% of the total number of shares of our common stock then issued and outstanding.

Liquidation Preference. In the event of our liquidation, dissolution or winding-up, holders of series D preferred stock are entitled to receive the same amount that a holder of our common stock would receive if the series D preferred stock were fully converted into shares of our common stock at the conversion price (disregarding for such purposes any conversion limitations) which amounts will be paid pari passu with all holders of common stock.

Voting Rights. Shares of series D preferred stock generally have no voting rights, except as required by law and except that the affirmative vote of the holders of a majority of the then outstanding shares of series D preferred stock is required to, (i) alter or change adversely the powers, preferences or rights given to the series D preferred stock, (ii) amend our articles of incorporation or other charter documents in any manner that materially adversely affects any rights of the holders, (iii) increase the number of authorized shares of series D preferred stock, or (iv) enter into any agreement with respect to any of the foregoing.

Dividends. Shares of series D preferred stock will not be entitled to receive any dividends, unless and until specifically declared by our board of directors. The holders of the series D preferred stock participate, on an as-if-converted-to-common stock basis, in any dividends to the holders of common stock.

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Redemption. We are not obligated to redeem or repurchase any shares of series D preferred stock. Series D preferred stock is not otherwise entitled to any redemption rights or mandatory sinking fund or analogous fund provisions.

Exchange Listing. The series D preferred stock does not trade on any national securities exchange or other recognized trading system.

2018 IPO Warrants

In February 2018, we issued warrants to purchase an aggregate of 8,706,000 shares of our common stock as part of a unit sold in our initial public offering, having the following terms and provisions:

Exercisability. The warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

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Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the warrants is $4.25 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. Our warrants trade on the Nasdaq Capital Market under the symbol “BLNKW.”

Warrant Agent. The warrants were issued in registered form under a warrant agency agreement between Worldwide Stock Transfer, LLC, as warrant agent, and us.

Fundamental Transactions. In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Governing Law. The warrants and the warrant agency agreement are governed by New York law.

Anti-Takeover Effects of Nevada Law and Our Articles of Incorporation and Bylaws

Provisions of the Nevada Revised Statutes and our articles of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of takeover practices and takeover bids our board may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us will outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Blank Check Preferred. Our articles of incorporation permit our board to issue preferred stock with voting, conversion and exchange rights that could negatively affect the voting power or other rights of our common stockholders. The issuance of our preferred stock could delay or prevent a change of control of our company.

Board Vacancies to be filled by Remaining Directors. Our bylaws provide that casual vacancies on the board may be filled by the remaining directors then in office.

Removal of Directors by Stockholders. Our bylaws and the Nevada Revised Statutes provide that directors may be removed with or without cause at any time by a vote of two-thirds of the stockholders entitled to vote thereon, at a special meeting of the stockholders called for that purpose.

Stockholder Action. Our bylaws provide that special meetings of the stockholders may be called by the board or such person or persons authorized by the board.

Amendments to our Articles of Incorporation and Bylaws. Under the Nevada Revised Statutes, our articles of incorporation may not be amended by stockholder action alone. Amendments to our articles of incorporation require a board resolution approved by the majority of the outstanding capital stock entitled to vote. Our bylaws may only be amended by a majority vote of the stockholders at any annual meeting or special meeting called for that purpose. Subject to the right of stockholders as described in the immediately preceding sentence, the board has the power to make, adopt, alter, amend and repeal, from time to time, our bylaws.

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Nevada Anti-Takeover Statute. We may be subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Revised Statutes Sections 78.411 to 78.444) which prohibits an “interested stockholder” from entering into a “combination” with the corporation, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10% or more of the corporation’s capital stock entitled to vote.

Limitations on Liability and Indemnification of Officers and Directors

The Nevada Revised Statutes limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our articles of incorporation do not contain any limiting language regarding director immunity from liability.

The limitation of liability and indemnification provisions under Nevada Revised Statutes and in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval, except as may be required under the listing rules of any stock exchange on which our common stock is then listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

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Description of Warrants

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer and sell under this prospectus and any related warrant agreements and warrant certificates. While the terms we have summarized below will apply generally to any warrants offered, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement, which may differ from the terms we describe below.

General

We may issue, and we may offer and sell, together with other securities or separately, warrants to purchase our common stock, preferred stock or other securities. Warrants may be issued directly to the purchasers of the warrants or under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. A warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants The prospectus supplement will describe, among other things, the following terms, where applicable, of warrants that we may offer:

●	the title of the warrants;

●	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

●	the price or prices at which the warrants will be issued and any terms for the adjustment of the price or prices;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants;

●	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased, including provisions for adjustment of the exercise price of the warrant;

●	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

●	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

●	the date on which the right to exercise the warrants shall commence, and the date on which the right shall expire; and

●	the maximum or minimum number of warrants which may be exercised at any time.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

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Exercise of Warrants

Each warrant will entitle the holder thereof to purchase for cash the number of shares of common stock or preferred stock at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights of Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrants.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, common stock, preferred stock, warrants or any combination of those securities, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

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●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation rights, if any;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	whether stockholders are entitled to oversubscription rights, if any;

●	any applicable material U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, warrants, rights or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

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We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants” and “Description of Rights” will apply to each unit and to any common stock, preferred stock, warrant or right included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Plan of Distribution

We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers, including our affiliates, through agents, or through a combination of any of these methods. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters, dealers or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

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●	any public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers;

●	any commissions paid to agents; and

●	the terms of any arrangement entered into with any dealer or agent.

Sales through Underwriters or Dealers

If underwriters are used in the sale of any of these securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in any prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities directly, and not through underwriters or agents. Securities may also be sold through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, as amended, or the Securities Act, with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

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General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for, us in the ordinary course of their businesses.

Legal Matters

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Olshan Frome Wolosky LLP, New York, New York. If the securities are distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

Experts

The consolidated financial statements of Blink Charging Co. as of December 31, 2018 and 2017 and for each of the two years in the period ended December 31, 2018 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Marcum LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing in giving said report.

Where You Can Find More Information

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above.

The registration statement and the documents referred to below under “Incorporation by Reference” are also available on our Internet website www.BlinkCharging.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

Incorporation of Documents by Reference

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K). The documents we are incorporating by reference are as follows:

●	Annual Report on Form 10-K for the year ended December 31, 2018 filed on April 1, 2019;

●	Quarterly Reports on Form 10-Q for the periods ended March 31, 2019, filed on May 15, 2019, and June 30, 2019, filed on August 14, 2019;

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●	Current Reports on Form 8-K, but only to the extent that the information set forth therein is “filed” rather than “furnished” under the SEC’s rules, filed on April 1, 2019, May 15, 2019 and August 14, 2019;

●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on February 7, 2018 (File No. 001-38392), and any amendment or report filed with the SEC for the purpose of updating the description; and

●	the description of our common stock purchase warrants contained in our registration statement on Form 8-A filed with the SEC on February 7, 2018 (File No. 001-38392), and any amendment or report filed with the SEC for the purpose of updating the description.

All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the termination of the offering, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents, provided, however, that the registrant is not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K.

Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference in this prospectus may be obtained from us without charge and will be provided to each person, including any beneficial owner, to whom a prospectus is delivered. You may obtain a copy of the documents at no cost by submitting an oral or written request to:

Blink Charging Co.

407 Lincoln Road, Suite 704

Miami Beach, Florida 33139-3024

Attention: Chief Financial Officer

Telephone: (305) 521-0200

Additional information about us is available at our website located at www.BlinkCharging.com. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus or any accompanying prospectus supplement.

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Blink Charging Co.

$100,000,000

Common Stock

Preferred Stock

Warrants

Rights

Units

Prospectus

___________, 2019

PART II

Information Not Required In Prospectus

Item 14. Other Expenses of Issuance and Distribution

The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts except the registration fee are estimated):

SEC registration fee	$12,120
Legal fees and expenses *	12,000
Accounting fees and expenses *	2,500
Printing fees and expenses *	1,500
Transfer agent fees and expenses	1,000
Miscellaneous expenses	880
Total expenses	$30,000

*	Does not include expenses in connection with preparing prospectus supplements and offering securities pursuant thereto.

Item 15. Indemnification of Directors and Officers

Nevada Corporate Law

The Nevada Revised Statutes limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our articles of incorporation do not contain any limiting language regarding director immunity from liability.

The limitation of liability and indemnification provisions under Nevada Revised Statutes and our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Indemnification Agreements

We have entered into separate indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for certain expenses, judgments, fines and settlement amounts, among others, incurred by such person in any action or proceeding arising out of such person’s services as a director or executive officer in any capacity. We believe that these provisions in our bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.

The above description of the indemnification provisions of our bylaws and our indemnification agreements is not complete and is qualified in its entirety by reference to these documents, each of which is incorporated by reference as an exhibit to this prospectus.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 16. Exhibits.

Exhibit Number	Description

1.1	Form of Underwriting Agreement.*

3.1	Articles of Incorporation, as amended most recently on August 17, 2017.(1)

3.2	Bylaws, as amended most recently on January 29, 2018.(1)

3.3	Certificate of Designations for Series D Preferred Stock.(2)

4.1	Warrant Agency Agreement by and between the Company and Worldwide Stock Transfer, LLC and form of Warrant Certificate for Registered Offering.(2)

4.2	Form of Common Stock Purchase Warrant dated April 9, 2018.(3)

5.1**	Opinion of Olshan Frome Wolosky LLP.

12.1	Computation of Ratio/Deficiency of Earnings to Fixed Charges.*

23.1	Consent of Olshan Frome Wolosky LLP (included in its opinion filed as Exhibit 5.1).

23.2**	Consent of Marcum LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on signature page of the Registration Statement).

*	To be filed with a current report on Form 8-K or a post-effective amendment to the registration statement.
**	Filed herewith.
(1)	Incorporated by reference from Form 10-K filed on April 17, 2018.
(2)	Incorporated by reference from Form 8-K filed on February 21, 2018.
(3)	Incorporated by reference from Form 8-K filed on April 19, 2018.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

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(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Miami Beach, Florida, on August 30, 2019.

BLINK CHARGING CO.

By:	/s/ Michael D. Farkas
Michael D. Farkas Chairman of the Board and Chief Executive Officer (principal executive officer)

By:	/s/ Jonathan New
Jonathan New Chief Financial Officer (principal financial and accounting officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael D. Farkas and Jonathan New, and each or either of them, his true and lawful attorney-in-fact, with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including pre- and post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Michael D. Farkas	Chairman of the Board and Chief Executive Officer	August 30, 2019
Michael D. Farkas	(principal executive officer)

/s/ Jonathan New	Chief Financial Officer (principal financial and	August 30, 2019
Jonathan New	accounting officer)

/s/ James Christodoulou	President, Chief Operating Officer and Director	August 30, 2019
James Christodoulou

/s/ Donald Engel	Director	August 30, 2019
Donald Engel

/s/ Grant Fitz	Director	August 30, 2019
Grant E. Fitz

/s/ Robert C. Schweitzer	Director	August 30, 2019
Robert C. Schweitzer

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